                                  EXHIBIT INDEX



                                                                    EXHIBIT 99.1


CRITICAL PATH CREATES COMPLETE END-TO-END INTERNET MESSAGING SOLUTION WITH CLOSE OF ISOCOR ACQUISITION

CRITICAL PATH ADDS 44 MILLION NEW MAILBOXES

        SAN FRANCISCO--(BUSINESS WIRE)--Jan. 20, 2000-- Critical Path, Inc. (Nasdaq:CPTH - news), the dominant provider of advanced Internet messaging and collaboration solutions, today announced it has successfully closed the acquisition of ISOCOR (Nasdaq:ICOR - news), a leading supplier of Internet messaging, directory and meta-directory software solutions.

        Critical Path announced a definitive acquisition agreement to acquire ISOCOR on October 21, 1999 and completed the acquisition in less than three months.

        The acquisition of ISOCOR accelerates Critical Path's worldwide growth strategy further establishing Critical Path as a complete end-to-end messaging solution company for corporations, Internet Service providers (ISP), Web hosting, portals and telecommunications companies.

        With the acquisition, Critical Path acquires ISOCOR's strong international customer base, eight worldwide offices, and over 75 associates and partners. ISOCOR's directory and messaging expertise adds important resources to help bring new revenue generating services to market, enabling customers to benefit from the combined company's robust integrated messaging platform with increased functionality, flexibility and choice.

        "The acquisition of ISOCOR demonstrates Critical Path's commitment to building a global infrastructure that satisfies the broadest range of email and messaging demands presented by customers," said Doug Hickey, Critical Path's president and CEO. "ISOCOR's award-winning technology and worldwide presence combined with Critical Path's advanced messaging infrastructure significantly enhances Critical Path's ability to provide the scalability, reliability and security required by the explosive growth of Internet messaging."

        "The worldwide messaging market is growing rapidly and Critical Path has consistently demonstrated its commitment to the worldwide market," said Steve Robins, senior analyst of the Yankee Group. "Through its acquisition of ISOCOR, Critical Path is strategically positioned as a leading worldwide provider of advanced Internet messaging solutions and in the process, Critical Path also greatly enhances the services it can offer to its worldwide customer base."

        ISOCOR brings more than 44 million mailboxes to Critical Path and more than 1,200 businesses such as IBM, UUNet, British Telecom, France Telecom, New York Life, Netscape, and Racal.

        In addition, Paul Gigg, former president and CEO of ISOCOR, joins Critical Path as executive vice president and chief operating officer (COO). As COO, Paul Gigg will be involved in Critical Path's day-to-day operations and focus on providing customers with the most reliable, scalable and advanced Internet messaging and directory solutions available.

        During Gigg's tenure as CEO of ISOCOR, he spearheaded the introduction of new products, expanded ISOCOR's services and capabilities, while shepherding ISOCOR's dynamic revenue growth. Gigg brings an extensive knowledge of customers' needs as well as an in-depth knowledge of the global corporate and telecommunications marketplace to Critical Path.

        "Paul has a proven track record of leading an International team and establishing a successful business delivering advanced messaging and directory solutions to the corporate market," said Doug Hickey. " Paul brings an extensive breadth of experience and leadership which will enable Critical Path to continue to extend its position as the dominant provider of global messaging solutions."

        Critical Path will also report fourth quarter earnings today.

        About Critical Path, Inc.

        Critical Path, Inc. (Nasdaq: CPTH - news) is a leading global provider of business-to-business Internet messaging and collaboration solutions for corporations, Internet service providers (ISPs), Web hosting companies, and Web portals.

        Critical Path has built an industry-leading global infrastructure with data centers connected to key Internet exchange points, and currently reaches millions of end-users through its customer relationships.

        Critical Path provides reliable, secure, and scalable e-mail, and a flexible suite of enhanced messaging services to partners such as E*TRADE, CompuServe, Network Solutions, U S West, Sprint, and ICQ. Critical Path is headquartered in San Francisco, California, with offices in locations nationwide and in Germany, the UK, and Argentina. More information on Critical Path can be found at www.cp.net.

        Critical Path is a service mark and the Critical Path logo is a trademark of Critical Path, Inc.

        This press release contains forward-looking statements regarding the company and its expectations which involve certain risks and uncertainties. Factors that could cause the company's results to differ materially from its expectations include: inability to convert available mailboxes to real revenue; failure of acquisitions to close; failure to expand our sales and marketing activities; unplanned system interruptions and capacity constraints that could reduce our ability to provide email services and harm our business and our reputation; potential difficulties associated with strategic relationships; ability to respond to rapid technological change of the Internet messaging industry; competition; and problems related to managing the company's expected growth, including the ability to maintain or reduce cost efficiencies. These and other risks and uncertainties are described in more detail in the company's Critical Path's most recent 10Q and other filings with the Securities and Exchange Commission (www.sec.gov).